UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Tap Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53400

(Commission File Number)

20-5886006

 (IRS Employer Identification No.)

Freonstraat 29

Paramaribo

Republic of Suriname

 (Address of principal executive offices)(Zip Code)

+597-883-6954

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 6, 2014, Tap Resources, Inc. (the “Company”) filed an Annual Report on Form 10-K for the year ended November 30, 2013 (the “Form 10-K”). On August 12, 2014, the Company filed an Amendment No. 1 to the Form 10-K. In the Form 10-K and Amendment No. 1 to the Form 10-K, the Company corrected an error related to the recognition and classification of debt forgiveness in the financial statements for the year ended November 30, 2012 in the Annual Report on Form 10-K for the year ended November 30, 2012 and, filed on March 15, 2013, and Amendment No. 1 to Form 10-K for the year ended November 30, 2012 and, filed on March 26, 2013. In connection with this correction, the Company (i) revised the heading of Note 9 to the financial statements to clearly indicate that it was disclosing a correction of an error and restatement, and (ii) labeled the 2012 financial statements at pages 26 through 29 as “restated.” During the year ended November 30, 2013, the management of the Company discovered documentation and realized that they should have considered the forgiveness of the loans payable entered into on November 1, 2012 as other income rather than additional paid in capital, as these were third party loan forgiveness. The Company corrected the error during 2013 and presented the November 30, 2012 balance sheet, statement of operations and cash flow with the correction. As a result of the above, the financial statements for the year ended November 30, 2012 in the Annual Report on Form 10-K for the year ended November 30, 2012 and, filed on March 15, 2013, and Amendment No. 1 to Form 10-K for the year ended November 30, 2012 and, filed on March 26, 2013, should no longer be relied upon insofar as they relate to to the recognition and classification of debt forgiveness.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tap Resources, Inc.
(Registrant)

Date: October 7, 2014	By:	/s/ Andrew Aird
	Name:	Andrew Aird
	Title:	President